Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of BFC Financial Corporation, which appears in Amendment No. 1 to BFC Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004.
PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
August 2, 2005